EXHIBIT 99.1
CHEGG, INC. 2023 EQUITY INDUCEMENT PLAN

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract and secure the services of eligible Employees by providing them with an inducement material to enter into employment with the Company, and any Parents, Subsidiaries and Affiliates within the meaning of NYSE Listed Company Manual Section 303A.08, and motivate such eligible Employees to exert maximum efforts for the success of the Company, and any Parents, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 22.
2.     SHARES SUBJECT TO THE PLAN.
2.1.     Number of Shares Available. Subject to Sections 2.4 and 15 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is two million (2,000,000) Shares.
2.2.     Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant and issuance under the Plan.
2.3.    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.    Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options, (c) the number and class of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
If, by reason of an adjustment pursuant to this Section 2.4, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.    ELIGIBILITY. Awards may be granted only to a person who, at the time of granting of the Award by the Committee: (a) has been hired (or rehired following a bona fide period of interruption of employment with the Company or any Subsidiary or Affiliate) as an Employee by the Company or any Subsidiary or Affiliate and such Award is a material inducement to such person being hired or (b) has become an Employee of the Company or any Subsidiary or Affiliate in connection with a merger or acquisition.
4.     ADMINISTRATION.
4.1.     Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Notwithstanding the foregoing, the grant of any Award will not be effective unless: (i) if the grant is made by the Board, then it must be approved by a majority of the Outside Directors on the Board; and (ii) if the grant is made by the Committee, then the Committee must be comprised solely of Outside Directors (except as otherwise permitted under applicable rules). The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;

(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been vested and/or earned;
(l)     reduce, waive or modify any criteria with respect to Performance Factors and/or exercise discretion with respect to Performance Awards;
(m)    adjust Performance Factors;
(n)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States; and
(o)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.     Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have Employees eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which Employees outside the United States are eligible to participate in the Plan, which may include Employees who provide Services under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to Employees outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.     OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Nonqualified Stock Options (“NSOs”) to eligible Employees and the Committee and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.    Option Grant. Each Option granted under this Plan will be an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.     Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company and/or an authorized third party administrator (the “Third Party Administrator”) receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option and/or via electronic execution through the Third Party Administrator, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan.
5.6.     Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(a)    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period-as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(b)    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    Cause. If the Participant’s Service is terminated for Cause or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), then Participant’s Options (whether or not vested) shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, an employment agreement or other applicable agreement, Cause shall have the meaning set forth in the Plan.

5.7.     Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.    Modification, Extension or Renewal. The Committee may, to the extent permitted by NYSE Rule 303A.08 (or any amendment or replacement thereof), modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless such action is necessary to comply with applicable law or rule.
6.    RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of restricted Shares) or in cash. All RSUs shall be made pursuant to an Award Agreement.
6.1.     Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
6.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable.
6.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by cash equivalent or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;

(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
8.    WITHHOLDING TAXES.
8.1.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Third Party Administrator or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account, other tax-related items, withholding tax requirements or any other tax liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.
8.2.    Withholding Methods. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.
9.    TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) by a Permitted Transferee.
10.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
10.1.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted Shares, then any new, additional or different securities, or cash dividends, the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, cash dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted Shares; provided further, that the Participant will have no right to such stock dividends, cash dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
10.2.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
11.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
12.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
13.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
14.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s Service at any time.
15.    CORPORATE TRANSACTIONS. In the event of a Corporate Transaction any or all outstanding Awards shall be subject to the definitive agreement related thereto, and may be (a) continued, assumed or replaced by the successor corporation, which continuation, assumption or replacement shall be binding on all Participants, provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable, (b) substituted by the successor corporation for substantially equivalent Awards or substantially similar consideration as was provided to stockholders (after taking into account the existing provisions of the Awards), provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable, (c) immediately vested (and exercisable, as applicable) and settled (as applicable), followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction or (d) settled for their intrinsic value (whether or not vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Transaction, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment, in each case without the Participant’s consent. The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.
In the event such successor or acquiring corporation (if any) refuses to continue, assume, convert, replace, substitute Awards, or settle for Awards for their intrinsic value (which may be determined to be zero), as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction and then such Awards will terminate; for purposes of the foregoing, unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Awards shall be deemed earned and vested at the greater of (a) 100% of target level performance and (b) actual performance through the date of the Corporate Transaction, unless otherwise set forth in the applicable award agreement.
If an Award vests in lieu of continuation, assumption, conversion, replacement, substitution or settlement in connection with a Corporate Transaction as provided above, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.
The Board shall have full power and authority to assign the Company’s right to repurchase, right to re-acquire and/or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant.
16.    ADOPTION. This Plan was adopted by the Committee on the Effective Date.
17.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on the later of ten (10) years from (a) the date this Plan is adopted by the Board or (b) the last date that additional Shares were added to this Plan by the Committee. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
18.    AMENDMENT OR TERMINATION OF PLAN. The Board or Committee may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board or Committee will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
19.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Committee, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
20.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
21.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
22.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
22.1.    “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

22.2.    “Award” means any award under the Plan, including any Option or Restricted Stock Unit.
22.3.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
22.4.    “Board” means the Board of Directors of the Company.
22.5.    “Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy, including, but not limited to the Code of Business Conduct and Ethics (and any subsequent similar policy); (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or (e) failure to cooperate with an internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 14 above, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the definition provided in this Section 22.5.
22.6.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
22.7.    “Committee” means the Compensation Committee of the Board.
22.8.    “Common Stock” means the common stock of the Company.
22.9.    “Company” means Chegg, Inc., a Delaware corporation, or any successor corporation.
22.10.    “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
22.11.    “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own fifty percent (50%) or more of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.
22.12.    “Director” means a member of the Board.
22.13.    “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
22.14.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
22.15.    “Effective Date” means October 11, 2023.

22.16.    “Employee” means any person, including officers providing services as an employee to the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a member of the Board nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
22.17.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
22.18.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option.
22.19.    “Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)    by the Board or the Committee in good faith.
22.20.    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
22.21.    “IRS” means the United States Internal Revenue Service.
22.22.    “Option” means an award of an option to purchase Shares pursuant to Section 5.
22.23.    “Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary and who is an “independent” director under the rules of the applicable stock exchange, as may be amended from time to time.
22.24.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
22.25.    “Participant” means a person who holds an Award under this Plan.
22.26.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination, applied to the Participant, the Company, any business unit or Parent, Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)    Profit Before Tax;
(b)    Sales;
(c)    Expenses;
(d)    Billings;
(e)    Revenue;
(f)    Net revenue;
(g)    Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA);
(h)    Operating income;
(i)    Operating margin;
(j)    Operating profit;
(k)    Controllable operating profit, or net operating profit;
(l)    Net Profit;
(m)    Gross margin;
(n)    Operating expenses or operating expenses as a percentage of revenue;
(o)    Net income;
(p)    Earnings per share;
(q)    Total stockholder return or relative stockholder return;
(r)    Market share;
(s)    Return on assets or net assets;
(t)    The Company’s stock price;
(u)    Growth in stockholder value relative to a pre-determined index;
(v)    Return on equity;
(w)    Return on invested capital;
(x)    Cash Flow (including free cash flow or operating cash flows) or cash flow margins;
(y)    Balance of cash, cash equivalents and marketable securities;
(z)    Cash conversion cycle;
(aa)    Economic value added;
(bb)    Individual confidential business objectives;

(cc)    Contract awards or backlog;
(dd)    Overhead or other expense reduction;
(ee)    Credit rating;
(ff)    Completion of an identified special project;
(gg)    Completion of a joint venture or other corporate transaction;
(hh)    Strategic plan development and implementation;
(ii)    Succession plan development and implementation;
(jj)    Improvement in workforce diversity;
(kk)    Employee satisfaction;
(ll)    Employee retention;
(mm)    Customer indicators and/or satisfaction
(nn)    New product invention or innovation;
(oo)    Research and development expenses
(pp)    Attainment of research and development milestones;
(qq)    Improvements in productivity;
(rr)    Bookings;
(ss)    Working-capital targets and changes in working capital
(tt)    Attainment of operating goals and employee metrics;
(uu)    Net new annual contract value;
(vv)    Net expansion or growth rate; and
(ww)    Any other metric as determined by the Committee.
The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
22.27.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

22.28.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
22.29.    “Plan” means this Chegg, Inc. 2023 Equity Inducement Plan.
22.30.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.
22.31.    “Restricted Stock Unit” means an Award as defined in Section 6 and granted under the Plan.
22.32.    “SEC” means the United States Securities and Exchange Commission.
22.33.    “Securities Act” means the United States Securities Act of 1933, as amended.
22.34.    “Service” shall mean service as an Employee, Consultant, or member of the Board to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in the schedule of an employee from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company, Parent, Subsidiary or Affiliate or during such change in working hours of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An Employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an Employee to a Consultant or a member of the Board (or vice versa) shall not terminate a Participant’s Service provided that there is no lapse in time between such change in statuses , unless otherwise determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
22.35.    “Shares” means shares of Common Stock and the common stock of any successor entity of the Company.
22.36.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
22.37.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
22.38.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

CHEGG, INC.
2023 EQUITY INDUCEMENT PLAN
NOTICE OF GLOBAL STOCK OPTION GRANT
Unless otherwise defined in this Notice of Global Stock Option Grant (this “Notice”), any capitalized terms used herein shall have the meaning ascribed to them in the Chegg, Inc. (the “Company”) 2023 Equity Inducement Plan (the “Plan”).
The individual named below (the “Participant”) has been granted an option (the “Option”) to purchase shares of Common Stock of the Company (“Shares”) under the Plan, subject to the terms and conditions of the Plan, the attached Global Stock Option Award Agreement (the “Agreement”, which shall include and incorporate by reference any appendix thereto for Participant’s country (the “Appendix”)) and this Notice, which incorporates the Plan and the Agreement by reference.
Name:
Address:
Vesting Commencement Date:
Grant Number:
Date of Grant:
Exercise Price Per Share (in US Dollars):
Total Number of Shares:
Type of Option:    Non-Qualified Stock Option
Expiration Date:    [Insert expiration date] The Option expires earlier if Participant’s Service terminates earlier, as provided in the Agreement.
Vesting Schedule:    Subject to the limitations set forth in this Notice, the Agreement and the Plan, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule: [Insert vesting schedule]

By accepting (whether in writing, electronically or otherwise) the Option, Participant understands, acknowledges and agrees to the following:
The Option is granted under and governed by the terms and conditions of this Notice, the Agreement and the Plan.
The vesting of the Option pursuant to this Notice is subject to Participant’s continuing Service. Participant’s Service is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. To the extent permitted by applicable law, the Vesting Schedule may change prospectively in the event that Participant’s Service status changes and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of equity awards or as determined by the Committee and to the extent permitted by applicable law.
The Option is granted by the Company at its sole discretion, and does not entitle Participant to further grant(s) of Option(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate.
Participant has read this Notice, the Agreement, the Plan and the Company’s policy covering transactions in the Company’s securities by Employees of the Company (the “Insider Trading Policy” and “10b5-1 Plan Guidelines”), and

agrees to comply with any such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
References to this Notice, the Agreement and the Plan include the electronic representation of each such document established and maintained by the Company or a third party designated by the Company. By accepting the Option, Participant consents to the electronic delivery and participation in the Plan as set forth in the Agreement.

CHEGG, INC.
2023 EQUITY INDUCEMENT PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT
Unless otherwise defined in the Notice of Global Stock Option Grant (the “Notice”) to which this Global Stock Option Award Agreement (this “Agreement”, which shall include and incorporate by reference any appendix hereto for Participant’s country (the “Appendix”)) is attached or this Agreement, any capitalized terms used herein shall have the meaning ascribed to them in the Chegg, Inc. (the “Company”) 2023 Equity Inducement Plan (the “Plan”).
1.Grant of Option. The Participant has been granted an Option to purchase Shares, subject to the terms and conditions of the Notice, this Agreement and the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.
2.Term of Option; Vesting and Exercisability. The Option shall in any event expire on the Expiration Date set forth in the Notice, which date is no later than ten (10) years after the Date of Grant, or on such earlier date following Participant’s termination of Service as provided in Section 3 below. Subject to the applicable provisions of the Notice, this Agreement and the Plan, the Option shall vest, subject to Participant’s continuing Service, and may be exercised, in whole or in part, during its term in accordance with the Vesting Schedule as set forth in the Notice.
3.Post-Termination Exercise Periods. In the event Participant’s Service terminates (the effective date of such termination, the “Termination Date”), the period during which Participant may exercise the Option following the Termination Date will be as set forth below. Participant is responsible for keeping track of these exercise periods following termination of Participant’s Service, as the Company will not provide further notice thereof.
(a)General Rule. Except as provided in the Notice or as otherwise provided by the Committee, and subject to the Plan, if Participant’s Service terminates for any reason except for Cause or Participant’s death or Disability, then Participant may exercise Participant’s Options only to the extent that such Options would have been exercisable by Participant on the Termination Date no later than the close of business at Company headquarters on the date three (3) months after the Termination Date, but in any event no later than the Expiration Date of the Option as set forth in the Notice.
(b)Death. Except as provided in the Notice or as provided otherwise by the Committee, and subject to the Plan, if Participant’s Service terminates because of Participant’s death (or Participant dies within three (3) months after Participant’s Service terminates except for Cause or because of the Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than the close of business at Company headquarters on the date twelve (12) months after the Termination Date, but in any event no later than the Expiration Date of the Option as set forth in the Notice.
(c)Disability. Except as provided in the Notice or as provided otherwise by the Committee, and subject to the Plan, if Participant’s Service terminates because of Participant’s Disability, then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or the Participant’s legal representative or authorized assignee) no later than the close of business at Company headquarters on the date twelve (12) months after the Termination Date, but in any event no later than the Expiration Date of the Option as set forth in the Notice.
(d)Cause. Except as provided in the Notice or as provided otherwise by the Committee, and subject to the Plan, if Participant’s Service is terminated for Cause or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), then Participant’s Options (whether or not vested) shall expire effective as of Participant’s Termination Date, but in any event no later than the expiration date of the Options. Unless otherwise provided in this Agreement, an employment agreement or other applicable agreement, Cause shall have the meaning set forth in the Plan.
(e)Determination and Effect of Termination of Service. Except as provided in the Notice or as provided otherwise by the Committee, Participant’s Service will be deemed terminated as of the date Participant is no longer actively providing Services (regardless of the reason for such termination and notwithstanding any subsequent finding that such termination was invalid or in breach of employment laws in the jurisdiction where Participant provides Services or pursuant to the terms of Participant’s employment or other service agreement, if any). Participant’s right to vest in the Option will terminate as of the Termination Date and Participant’s right to exercise the Option after the Termination Date, if any, will be measured from the Termination Date and will not be extended by any notice period or period of “garden leave” mandated under employment laws in the jurisdiction where Participant provides Services or pursuant to the terms of Participant’s employment or other service agreement, if any. The Committee, in its sole discretion, determines when and whether Participant’s Service terminates for all purposes under this Agreement (including whether Participant may still be considered to be actively providing Services while on a leave of absence). If Participant does not exercise the Option prior to the Expiration Date as set forth in the Notice or within the applicable time period, if any, following termination of Participant’s Service as set forth in this Section 3, the Option shall terminate in its entirety.
4.Exercise of Option.
(a)Right to Exercise. Subject to Section 3 above, the Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of this Agreement and the Plan. The Option may not be exercised for a fraction of a Share.
(b)Method of Exercise. To exercise the Option, Participant must deliver (i) an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan and (ii) payment of the aggregate Exercise Price (as set forth in the Notice) as to all Exercised Shares together with any Tax-Related Items withholding (as defined below), which delivery shall be in person, by mail, via electronic mail, transmission via online brokerage system or facsimile or by other authorized method designated by the Company. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such payment of the aggregate Exercise Price and any Tax-Related Items.
(c)Issuance of Shares. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed and any exchange control restrictions. Assuming such compliance, for United States income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
(d)Exercise by Person Other than Participant. Provided the Company is satisfied that the Option has been transferred to such person in compliance with this Agreement, including but not limited to Section 6 below, exercise of the Option by a person other than Participant shall be subject to this Agreement, the Notice and the Plan, and must be undertaken in accordance with this Section 4 no later than the Expiration Date of the Option as set forth in the Notice or such earlier date as set forth in Section 3 above.
5.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant unless otherwise indicated:
(a)cash;
(b)personal check (representing readily available funds), wire transfer, or a cashier’s check;
(c)if authorized by the Committee, by surrender of certificates for shares of Company stock that Participant owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering shares of Company stock, Participant may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Participant. However, Participant may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes;
(d)a “broker-assisted” or “same-day sale (i.e., through irrevocable directions (given by signing a special notice of exercise form provided by the Company) to a securities broker approved by the Company to sell all or part of the Shares covered by the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax-Related Items, with the balance of the sale proceeds, if any, delivered to Participant unless otherwise provided in this Agreement); or
(e)other method of payment as is permitted by applicable law and authorized by the Committee;
provided, however, that the Company may restrict the available methods of payment to facilitate compliance with applicable law or administration of the Plan. In particular, if Participant is located outside the United States,

Participant should review the applicable provisions of the Appendix for any such restrictions that may currently apply.
6.Limited Transferability of Option. Except as set forth in this section or unless otherwise permitted by the Committee on a case-by-case basis, the Option may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant. Notwithstanding anything else in this section, if permitted by the Committee, in its sole discretion, the Option may be transferred by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), to a guardian on the disability or to an executor on death of the Option holder, or by gift or pursuant to domestic relations orders to Participant’s Immediate Family (as defined below), provided that any such permitted transferees may not transfer Options to parties other than Participant or Participant’s Immediate Family (transfers between a Participant’s Immediate Family and between a Participant’s Immediate Family and Participant are permitted). For the sake of clarification, multiple transfers of Options may be made, by gift or pursuant to domestic relations orders, back and forth between Immediate Family and a Participant pursuant to this section. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner sharing the same household, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or Participant) control the management of assets, and any other entity in which these persons (or Participant) own more than fifty percent (50%) of the voting interests. The Committee will allow Participant to transfer this Option only if both Participant and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by the Notice, this Agreement and the Plan. The terms of the Notice, this Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
7.Tax Consequences. Participant acknowledges that there may be tax consequences related to the Option and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to exercise of the Option or disposition of the Shares in the jurisdiction where Participant is subject to tax.
(a)Responsibility for Taxes. Participant acknowledges that, to the extent permitted by applicable law, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining the Participant (as applicable, the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting in or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN EACH OF THE JURISDICTIONS, INCLUDING THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION, BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
(b)Withholding. Prior to the relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
i.withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;
ii.withholding Shares to be issued upon exercise of the Option, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum statutory withholding amounts;
iii.withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent;
iv.Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
v.any other arrangement approved by the Committee and permitted under applicable law;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then prior to the Tax-Related Items withholding event the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s). In the event of over-withholding, Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash (in accordance with applicable law. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to Company and/or Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares upon receipt of approval by the Committee pursuant to subsection (iii) above, for tax purposes, Participant is deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
8.Appendix. Notwithstanding any provisions in this Agreement, the Option will be subject to any special terms and conditions for Participant’s country, as set forth in the Appendix, which constitutes part of this Agreement. Moreover, if Participant relocates to another country, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
9.Compliance with Laws and Regulations; Legends. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Shares pursuant to this Option, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Participant understands that the Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
10.Plan Discretionary; Extraordinary Compensation. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Options or other equity awards, or benefits in lieu thereof, even if Options or other equity awards have been granted in the past;
(c)all decisions with respect to future Option or other equity awards, if any, will be at the sole discretion of the Company;
(d)the Option grant and Participant’s participation in the Plan shall not create a right to employment or service or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s Service (if any);
(e)the Option is granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, a Parent, Subsidiary or Affiliate;

(f)Participant is voluntarily participating in the Plan;
(g)the Option and any Shares acquired under the Plan, and income and value of same, are not intended to replace any pension rights or compensation;
(h)the Option and any Shares acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;
(i)unless otherwise agreed with the Company in writing, the Option and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any Service Participant provides as a director of the Company, its Parent, Subsidiary or Affiliate;
(j)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(k)if the underlying Shares do not increase in value, the Option will have no value;
(l)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or retained or the terms of Participant’s employment or service agreement, if any);
(n)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(o)neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
11.Data Privacy.
(a)Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consent to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(b)Declaration of Consent. Participant understands that Participant needs to review the following information about the processing of Participant’s personal data by or on behalf of the Company, the Employer and/or any Parent, Subsidiary or Affiliate as described in this Agreement and any other Plan materials (the “Personal Data”) and declare Participant’s consent. As regards the processing of Participant’s Personal Data in connection with the Plan and this Agreement, Participant understands that the Company is the controller of Participant’s Personal Data.
(c)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about Participant for the purposes of allocating Shares and implementing, administering and managing the Plan. Participant understands that this Personal Data may include, without limitation, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor. The legal basis for the processing of Participant’s Personal Data, where required, will be Participant’s consent.
(d)Stock Plan Administration Service Providers. Participant understands that the Company may transfer Participant’s Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. Participant understands and acknowledges that the Company’s service provider will open an account for Participant to receive and trade Shares acquired under the Plan and that Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.
(e)International Data Transfers. Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. Participant understands and acknowledges that Participant’s country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of Participant’s Personal Data is Participant’s consent.
(f)Data Retention. Participant understands that the Company will use Participant’s Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Participant understands and acknowledges that the Company’s legal basis for the processing of Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Participant’s Personal Data for any of the above purposes, Participant understands the Company will remove it from its systems.
(g)Voluntariness and Consequences of Denial/Withdrawal of Consent. Participant understands that Participant’s participation in the Plan and Participant’s consent is purely voluntary. Participant may deny or later withdraw Participant’s consent at any time, with future effect and for any or no reason. If Participant denies or later withdraws Participant’s consent, the Company can no longer offer Participant participation in the Plan or offer other equity awards to Participant or administer or maintain such awards and Participant would no longer be able to participate in the Plan. Participant further understands that denial or withdrawal of Participant’s consent would not affect Participant’s status or salary as an employee or Participant’s career and that Participant would merely forfeit the opportunities associated with the Plan.
(h)Data Subject Rights. Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where Participant is based and subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Participant’s Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant Personal Data that Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or Participant’s employment and is carried out by automated means. In case of concerns, Participant understands that Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights, Participant understands that Participant should contact Participant’s local human resources representative.
(i)Alternate Basis and Additional Consents. Finally, Participant understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that Participant provide another data privacy consent. If applicable, Participant agrees that upon request of the Company or the Employer, Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
12.Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, Participant agrees to comply with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines (to the extent applicable to Participant). Depending on Participant’s country or the Company’s designated broker’s country or the country where the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancelation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant could be prohibited from (a) disclosing the inside information to any third party, which may include Participant’s fellow employees or service providers and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines. Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on this matter.
13.Foreign Asset/Account or Tax Reporting; Exchange Controls. Participant’s country may have certain foreign asset/account or tax reporting requirements and/or exchange controls that may affect Participant’s ability to acquire or hold the Option or Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a Company designated broker or bank and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations and Participant understands and agrees that Participant should consult Participant’s personal legal and tax advisors for any details.
14.Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the Option and the Exercise Price per Share may be adjusted pursuant to the Plan.
15.No Rights as Employee or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
16.Award Subject to Company Clawback or Recoupment. The Option, including the Shares underlying the Option, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option and the Shares underlying the Option.
17.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s grant, vesting or exercise of the Option, participation in the Plan or acquisition or sale of the Shares underlying the Option. Participant acknowledges, understands and agrees that Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s grant, vesting in or exercise of the Option, participation in the Plan or acquisition or sale of the Shares underlying the Option before taking any action related thereto.
18.Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of the Notice (whether in writing, electronically or otherwise), Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, the Appendix, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to the Company at Attn: Stock Plan Administration, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5700. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to the Company at Attn: Stock Plan Administration, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5700. Participant agrees to notify the Company upon any change in Participant’s residence address indicated in the Notice or any electronic mail address provided.
19.Language. Participant acknowledges that Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in the English language, so as to allow Participant to understand the terms and conditions of this Agreement, the Notice and the Plan. Further, if Participant has received this Agreement, the Notice or the Plan, or any other document related thereto, translated into a language other than the English language, and if the meaning of the translated version is different than the English language version, the English language version will control.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21.Acknowledgements. The Company and Participant agree that the Option is granted under and governed by the Notice, the Plan and this Agreement, which incorporates the Plan and the Notice by reference. Participant acknowledges having received copies of and carefully read the Plan, the Plan prospectus, the Notice and this Agreement, and confirms Participant fully understands all provisions of such documents. Participant has had an opportunity to obtain the advice of counsel prior to executing the Notice, and hereby accepts the Option subject to all of the terms and conditions set forth in the Notice, this Agreement and the Plan.
22.Severability. If one or more provisions of the Notice or this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (i) such provision shall be excluded from the Notice or this Agreement, as applicable, (ii) the balance of the Notice and this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Notice and this Agreement shall be enforceable in accordance with their terms.
23.Governing Law and Venue. The Notice and this Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or, if such court does not have subject matter jurisdiction, the courts of the State of California sitting in the County of Santa Clara, and any appellate courts thereof. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
24.Entire Agreement; Enforcement of Rights. The Notice, this Agreement (including the Appendix) and the Plan constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
BY ACCEPTING THE OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

CHEGG, INC.
2023 EQUITY INDUCEMENT PLAN
NOTICE OF GLOBAL RESTRICTED STOCK UNIT AWARD
Unless otherwise defined in this Notice of Global Restricted Stock Unit Award (this “Notice”), any capitalized terms used herein shall have the meaning ascribed to them in the Chegg, Inc. (the “Company”) 2023 Equity Inducement Plan (the “Plan”).
The individual named below (the “Participant”) has been granted an award of Restricted Stock Units (the “RSUs”) for shares of Common Stock of the Company (“Shares”) under the Plan, subject to the terms and conditions of the Plan, the attached Global Restricted Stock Unit Award Agreement (the “Agreement”, which shall include and incorporate by reference any appendix thereto for Participant’s country (the “Appendix”)) and this Notice, which incorporates the Plan and the Agreement by reference.
Name:
Address
Vesting Commencement Date
Grant Number:
Date of Grant:
Total Number of Shares:

Expiration Date:    [Insert expiration date] The RSUs expire earlier if Participant’s Service terminates earlier, as provided in the Agreement.
Vesting Schedule:    Subject to the limitations set forth in this Notice, the Agreement and the Plan, the RSUs will vest in accordance with the following schedule: [Insert vesting schedule]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant understands, acknowledges and agrees to the following:
The RSUs are granted under and governed by the terms and conditions of this Notice, the Agreement and the Plan.
The vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service. Participant’s Service is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. To the extent permitted by applicable law, the Vesting Schedule may change prospectively in the event that Participant’s Service status changes and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of equity awards or as determined by the Committee and to the extent permitted by applicable law.
The RSUs are granted by the Company at its sole discretion, and do not entitle Participant to further grant(s) of RSUs or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate.
Participant has read this Notice, the Agreement, the Plan and the Company’s policy covering transactions in the Company’s securities by Employees and/or Directors of the Company (the “Insider Trading Policy” and “10b5-1 Plan Guidelines”), and agrees to comply with any such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.
References to this Notice, the Agreement and the Plan include the electronic representation of each such document established and maintained by the Company or a third party designated by the Company. By accepting the RSUs, Participant consents to the electronic delivery and participation in the Plan as set forth in the Agreement.

CHEGG, INC.
2023 EQUITY INDUCEMENT PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined in the Notice of Global Restricted Stock Unit Award (the “Notice”) to which this Global Restricted Stock Unit Award Agreement (this “Agreement”, which shall include and incorporate by reference any appendix hereto for Participant’s country (the “Appendix”)) is attached or this Agreement, any capitalized terms used herein shall have the meaning ascribed to them in the Chegg, Inc. (the “Company”) 2023 Equity Inducement Plan (the “Plan”).
1.Grant of RSUs. Participant has been granted RSUs subject to the terms, restrictions and conditions of the Notice, this Agreement and the Plan.
2.Settlement. The RSUs shall be settled on or as soon as administratively practicable following each applicable date of vesting under the vesting schedule set forth in the Notice (and in no event later than 2 1/2 months following the end of the year in which such vest date occurs). Settlement of RSUs shall be in Shares. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.
3.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.
4.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
5.Non-Transferability of RSUs. Except as permitted by the Committee on a case-by-case basis, RSUs may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order.
6.Determination and Effect of Termination of Service. Except as provided in the Notice or as otherwise provided by the Committee, if Participant’s Service terminates for any reason (the effective date of such termination, the “Termination Date”), Participant’s right to vest in the RSUs will terminate as of the Termination Date and all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate without credit for any partial period of Service or by any notice period or period of “garden leave” mandated under employment laws in the jurisdiction where Participant provides Services or pursuant to the terms of Participant’s employment or other service agreement, if any, or payment of any consideration to Participant. Except as provided in the Notice or as provided otherwise by the Committee, Participant’s Service will be deemed terminated as of the date Participant is no longer actively providing Services (regardless of the reason for such termination and notwithstanding any subsequent finding that such termination was invalid or in breach of employment laws in the jurisdiction where Participant provides Services or pursuant to the terms of Participant’s employment or other service agreement, if any). The Committee, in its sole discretion, determines when and whether Participant’s Service terminates for all purposes under this Agreement (including whether Participant may still be considered to be actively providing Services while on a leave of absence).
7.Tax Consequences. Participant acknowledges that there may be tax consequences related to the RSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement of the RSUs or disposition of the Shares in the jurisdiction where Participant is subject to tax.
(a)Responsibility for Taxes. Participant acknowledges that, to the extent permitted by applicable law, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining the Participant (as applicable, the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN EACH OF THE JURISDICTIONS, INCLUDING THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.
(b)Withholding. Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the

Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;
(ii)withholding from proceeds of the sale of Shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization);
(iii)withholding Shares to be issued upon settlement of the RSU, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum statutory withholding amounts;
(iv)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(v)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then prior to the Tax-Related Items withholding event the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s). In the event of over-withholding, Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash (in accordance with applicable law. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to Company and/or Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
8.Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
9.Appendix. Notwithstanding any provisions in this Agreement, the RSUs will be subject to any special terms and conditions for Participant’s country, as set forth in the Appendix, which constitutes part of this Agreement. Moreover, if Participant relocates to another country, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
10.Compliance with Laws and Regulations; Legends. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Shares pursuant to this RSU, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Participant understands that the Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.
11.Plan Discretionary; Extraordinary Compensation. In accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other equity awards, or benefits in lieu thereof, even if RSUs or other equity awards have been granted in the past;
(c)all decisions with respect to future RSUs or other equity awards, if any, will be at the sole discretion of the Company;
(d)the RSU grant and Participant’s participation in the Plan shall not create a right to employment or service or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s Service (if any);
(e)the RSUs are granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, a Parent, Subsidiary or Affiliate;
(f)Participant is voluntarily participating in the Plan;
(g)the RSUs and any Shares acquired under the Plan, and income and value of same, are not intended to replace any pension rights or compensation;
(h)the RSUs and any Shares acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement or welfare benefits or similar mandatory payments;
(i)unless otherwise agreed with the Company in writing, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, any Service Participant provides as a director of the Company, its Parent, Subsidiary or Affiliate;
(j)the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(k)if the underlying Shares do not increase in value, the RSUs will not increase in value;
(l)Shares received in settlement of the RSUs may increase or decrease in value, even to zero;
(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or retained or the terms of Participant’s employment or service agreement, if any);
(n)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(o)neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired thereupon.
12.Data Privacy.
(a)Data Privacy Consent. By electing to participate in the Plan via the Company’s online acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and consent to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(b)Declaration of Consent. Participant understands that Participant needs to review the following information about the processing of Participant’s personal data by or on behalf of the Company, the Employer and/or any Parent, Subsidiary or Affiliate as described in this Agreement and any other Plan materials (the “Personal Data”) and declare Participant’s consent. As regards the processing of Participant’s Personal Data in connection with the Plan and this Agreement, Participant understands that the Company is the controller of Participant’s Personal Data.
(c)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about Participant for the purposes of allocating Shares and implementing, administering and managing the Plan. Participant understands that this Personal Data may include, without limitation, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor. The legal basis for the processing of Participant’s Personal Data, where required, will be Participant’s consent.
(d)Stock Plan Administration Service Providers. Participant understands that the Company may transfer Participant’s Personal Data, or parts thereof, to an independent service provider based in the United States to assist the Company with the implementation, administration and management of the Plan. Participant understands and acknowledges that the Company’s service provider will open an account for Participant to receive and trade Shares acquired under the Plan and that Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.
(e)International Data Transfers. Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan are based in the United States. Participant understands and acknowledges that Participant’s country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company does not currently participate in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of Participant’s Personal Data is Participant’s consent.
(f)Data Retention. Participant understands that the Company will use Participant’s Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Participant understands and acknowledges that the Company’s legal basis for the processing of Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Participant’s Personal Data for any of the above purposes, Participant understands the Company will remove it from its systems.
(g)Voluntariness and Consequences of Denial/Withdrawal of Consent. Participant understands that Participant’s participation in the Plan and Participant’s consent is purely voluntary. Participant may deny or later withdraw Participant’s consent at any time, with future effect and for any or no reason. If Participant denies or later withdraws Participant’s consent, the Company can no longer offer Participant participation in the Plan or offer other equity awards to Participant or administer or maintain such awards and Participant would no longer be able to participate in the Plan. Participant further understands that denial or withdrawal of Participant’s consent would not affect Participant’s status or salary as an employee or Participant’s career and that Participant would merely forfeit the opportunities associated with the Plan.
(h)Data Subject Rights. Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where Participant is based and subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Participant’s Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant Personal Data that Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or Participant’s employment and is carried out by automated means. In case of concerns, Participant understands that Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights, Participant understands that Participant should contact Participant’s local human resources representative.
(i)Alternate Basis and Additional Consents. Finally, Participant understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that Participant provide another data privacy consent. If applicable, Participant agrees that upon request of the Company or the Employer, Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
13.Insider Trading Restrictions/Market Abuse Laws. By participating in the Plan, Participant agrees to comply with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines (to the extent applicable to Participant). Depending on Participant’s country or the Company’s designated broker’s country or the country where the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancelation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant could be prohibited from (a) disclosing the inside information to any third party, which may include Participant’s fellow employees or service providers and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines. Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on this matter.
14.Foreign Asset/Account or Tax Reporting; Exchange Controls. Participant’s country may have certain foreign asset/account or tax reporting requirements and/or exchange controls that may affect Participant’s ability to acquire or hold the RSUs or Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a Company designated broker or bank and/or within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations and Participant understands and agrees that Participant should consult Participant’s personal legal and tax advisors for any details.
15.Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the RSUs may be adjusted pursuant to the Plan.
16.No Rights as Employee or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
17.Award Subject to Company Clawback or Recoupment. The RSUs, including the Shares underlying the RSUs, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs and the Shares underlying the RSUs.
18.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s grant of the RSUs, participation in the Plan or acquisition or settlement of the Shares underlying the RSUs. Participant acknowledges, understands and agrees that Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s grant, vesting or settlement of the RSUs, participation in the Plan or acquisition or settlement of the Shares underlying the RSUs before taking any action related thereto.

19.Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of the Notice (whether in writing, electronically or otherwise), Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, the Appendix, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to the Company at Attn: Stock Plan Administration, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5700. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to the Company at Attn: Stock Plan Administration, 3990 Freedom Circle, Santa Clara, California 95054, Email: stockadmin@chegg.com, Telephone (408) 855-5700. Participant agrees to notify the Company upon any change in Participant’s residence address indicated in the Notice or any electronic mail address provided.
20.Language. Participant acknowledges that Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in the English language, so as to allow Participant to understand the terms and conditions of this Agreement, the Notice and the Plan. Further, if Participant has received this Agreement, the Notice or the Plan, or any other document related thereto, translated into a language other than the English language, and if the meaning of the translated version is different than the English language version, the English language version will control.
21.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.Acknowledgements. The Company and Participant agree that the RSUs are granted under and governed by the Notice, the Plan and this Agreement, which incorporates the Plan and the Notice by reference. Participant acknowledges having received copies of and carefully read the Plan, the Plan prospectus, the Notice and this Agreement, and confirms Participant fully understands all provisions of such documents. Participant has had an opportunity to obtain the advice of counsel prior to executing the Notice, and hereby accepts the RSUs subject to all of the terms and conditions set forth in the Notice, this Agreement and the Plan.
23.Severability. If one or more provisions of the Notice or this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (i) such provision shall be excluded from the Notice or this Agreement, as applicable, (ii) the balance of the Notice and this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Notice and this Agreement shall be enforceable in accordance with their terms.
24.Governing Law and Venue. The Notice and this Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Northern District of California or, if such court does not have subject matter jurisdiction, the courts of the State of California sitting in the County of Santa Clara, and any appellate courts thereof. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
25.Entire Agreement; Enforcement of Rights. The Notice, this Agreement (including the Appendix) and the Plan constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

BY ACCEPTING THE RSUs, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.